In re Farmland Pipe Line, Inc.		Case No. 02-50565
A Missouri Corporation

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF SEPTEMBER, 2003

REVENUE
Gross Income		$ -
Less Cost of Goods Sold		$ (68,175.18)
Materials	$ -
Direct Labor	$ -
Overhead	$ (68,175.18)
Gross Profit		$ 68,175.18

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ -
Advertising and Marketing	$ -
Insurance	$ -
Payroll Taxes	$ -
Lease and Rent	$ -
Telephone and Utlities	$ -
Attorney and other Professional Fees	$ -
UST Quarterly Fees	$ -
Other Expenses-includes income tax expense and other income	$ 27,270.07
Total Operating Expenses		$ 27,270.07
Net Income (Loss)		$ 40,905.11

CURRENT ASSETS
Accounts Receivable at end of month		$ 311,450.72
Increase (Decrease) in AR for month		$ 113,184.42
Inventory at end of month		$ -
Increase (Decrease) in Inventory for month		$ -
Cash at end of the month		$ -
Increase (Decrease) in Cash for month		$ -

LIABILITIES
Increase (Decrease) in pre-petition debt		$ -
Increase (Decrease) in post-petition debt		$ 112,158.38
Taxes Payable:
Federal Payroll Taxes	$ -
State Payroll Taxes	$ -
Local Payroll Taxes	$ -
State Sales Taxes	$ -
Real Estate and Personal	$ -
Property Taxes	$ -
Other (footnote)	$ (160,821.06)
Total Taxes Payable		$ (160,821.06)

Footnote:
Fed Income Tax (Pre)	$ -
Fed Income Tax (Post)	$ (160,821.06)